UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report(Date of Earliest Event Reported): December 23, 2013

CROWN MARKETING

 (Exact name of registrant as specified in its charter)

WYOMING

(State or other jurisdiction of incorporation)

    0-27873

98-0178621

(Commission File Number)     (IRS Employer Identification No.)

4350 Temple City Boulevard, El Monte, California 91731 (Address of principal executive offices and zip code)

(626) 283-6600

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Crown Marketing  from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that is based upon beliefs of, and information currently available to Crown Marketing’s management, as well as estimates and assumptions made by management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to us or our management, identify forward-looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors  relating to industry, our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The following discussion should be read in conjunction with the periodic reports, including the  audited and unaudited consolidated financial statements therein,  of Crown Marketing as filed with the Securities and Exchange Commission.

In this Form 8-K, references to “we,” “our,” “us,” or the “Company” refer to Crown Marketing and its subsidiaries and controlled companies.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 23, 2013, Shirley Huang, age 53,  was appointed as Chief Financial Officer, to succeed Mr. Jay Hooper. Dr.  Huang is not expected to devote full time to the Company until such time as required by the operations of the Company.  Since October 2005, Dr. Huang has been  employed by Bank of America and is Vice President and Home Loan Manager for the Retail Consumer Real Estate in the San Gabriel Valley, in Los Angeles County.  In 2006, she received the Community Champion award from Bank of America for her devotion to community advocacy.

Prior to her employment at Bank of America, Dr. Huang was employed by Wells Fargo Bank and in that capacity built their team for marketing to the Asian community in the San Gabriel Valley, and was Vice President and manager at California Federal Bank, where her efforts focused on branch development. At California Federal, Dr. Huang held NASD Series 6 and 63 licenses as well as insurance licenses.  Prior to California Federal, Dr. Huang was Vice President and manager at Omni Bank, concentrating on branch expansion and commercial real estate; she began her banking career in the international division of Tokai Bank.

In 2006, she was honored by the Southern California Chapter of the Global Federation of Chinese Business Women Entrepreneurs with their Outstanding Chinese American Business Woman award. In 2007, she was recognized as Mother of the Year by the Chinese Outreach Center in Arcadia, California. The same year she was nominated as a Make a Difference Business Woman of the Year by Los Angeles Weekly Magazine. In 2008, she received the President’s Award from the Taiwanese Art Association.  In 2013, she was recognized as Woman of the Year by Assemblyman Ed Chau.

2

Dr. Huang received her MBA from Pepperdine University and received her Ed.D from the University of La Verne in Organizational Leadership. For the past two years, she has been part-time faculty at East Los Angeles College, teaching management,  and teaches risk management courses at Cal State Long Beach. She has been a lecturer on business and banking in Human Resources Management and Corporate Finance at California American University.  In 1999 - 2001, Dr. Huang  was invited by CAU to lecture, both in English and Chinese, at the education extension program in China. She is an accomplished painter and has published two books.

Other involvement of Dr. Huang in community affairs include the following:

*

President and Chair of Southern California Tri-County chapter, Asian Real Estate Association of America

* Past Vice President, Global Federation of Chinese Business Women- Southern California Chapter

* Director and Past Chairman, The Los Angeles County Community Development Foundation

* Past Director, East Los Angeles College Oversight Committee

*

Past Commissioner and Vice Chair, City of Monterey Park Art & Culture Commission

* Past President, Monterey Park Chamber of Commerce.

* Past Chairman, City of Monterey Park Business Improvement District

* Past 3rd Vice President, City of Monterey Park Lions Club

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 23, 2013

CROWN MARKETING

By: /s/    Jay Hooper

Name: Jay Hooper

Title: Chief Executive Officer

3